                                                                   EXHIBIT 10.23

                           (FORM OF FACE OF DEBENTURE)

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED WITHIN THE "UNITED STATES" OR TO "U.S. PERSONS" (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, REPRESENTS, ACKNOWLEDGES AND AGREES FOR THE BENEFIT OF THE COMPANY THAT: (I) IT HAS ACQUIRED A "RESTRICTED" SECURITY WHICH HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT; (II) IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE WHICH IS ONE YEAR AFTER THE DATE OF ORIGINAL ISSUANCE HEREOF EXCEPT (A) TO BIO-PLEXUS, INC., (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AS CONFIRMED IN AN OPINION OF COUNSEL ACCEPTABLE IN FORM AND SUBSTANCE TO THE ISSUER OF THIS SECURITY AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND (III) IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS SECURITY OF THE RESALE RESTRICTIONS SET FORTH IN (II) ABOVE. ANY OFFER, SALE OR OTHER DISPOSITION PURSUANT TO THE FOREGOING CLAUSE (II)(D) IS SUBJECT TO THE RIGHT OF THE ISSUER OF THIS SECURITY TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS OR OTHER INFORMATION ACCEPTABLE TO THEM IN FORM AND SUBSTANCE.

                                BIO-PLEXUS, INC.
                   (Incorporated in the State of Connecticut)

                       6% CONVERTIBLE DEBENTURES DUE 2004

No. R-_______________                                         U.S. $____________


            Bio-Plexus, Inc., a corporation duly incorporated and existing under the laws of the State of Connecticut (the "Company"), for value received, hereby promises to pay to
                                                                            , or
registered assigns, the principal sum of United States Dollars on April 21, 2004 (the "Maturity Date"), subject to earlier redemption by the Company. The Debentures will be convertible on or after the date of issuance. The Debentures will accrue interest at a rate of 6% per annum, due and payable quarterly in arrears, on the last day of March, June, September and December of each year, commencing June 30, 1999, as described further under the Terms and Conditions of the Debentures. Interest hereon shall be calculated on the basis of a 365 day year.

            Reference is hereby made to the further provisions of this Debenture set forth under the Terms and Conditions of the Debentures on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed in its corporate name by the manual or facsimile signature of a duly authorized signatory, as attested to by another duly authorized signatory of the Company.

Dated: April 21, 1999

                                    BIO-PLEXUS, INC.


                                    By:________________________________
                                       Name:
                                       Title:



 ATTEST:


 By:________________________________
    Name:
    Title:

                                [Form of Reverse]
                     Terms and Conditions of the Debentures


            1. General.

            (a) This Debenture is one of a duly authorized issue of Debentures of the Company designated as its 6% Convertible Debenture due 2004 (herein called the "DEBENTURES").

            (b) The Debentures are issuable, without coupons, in denominations of U.S. $1,000 and integral multiples thereof. The Securities, and transfers thereof, shall be in registered form as provided in Paragraph 2 hereof. The registered holder of a Debenture shall (to the fullest extent permitted by applicable law) be treated at all times, by all persons and for all purposes as the absolute owner of such Security, regardless of any notice of ownership, theft or loss or of any writing thereon.


            2. Interest. (a) Each Debenture shall be entitled to receive, cumulative annual interest at the rate of 6.0% per annum on the principal amount thereof. Such interest shall be due and payable quarterly in arrears on the last day of March, June, September and December of each year (each, an "INTEREST PAYMENT DATE"), commencing on June 30, 1999. Interest shall accumulate daily from the Issuance Date (as defined herein), whether or not earned or declared, until such Debenture has been converted or redeemed as herein provided. To the extent interest is not paid on the applicable Interest Payment Date, such interest shall be cumulative and shall compound quarterly until the date of payment of such interest. The interest so payable will be paid to the person in whose name the Debentures (or one or more predecessor shares) are registered on the records of the Company regarding registration and transfers of the Debentures (the "DEBENTURE"); provided, however, that the Company's obligation to a transferee of a Debenture arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions hereof and the Subscription Agreement, dated as of the Issuance Date, by and between the Company and the Subscribers set forth on the signature pages thereof (the "SUBSCRIPTION AGREEMENT").

            (b) The interest is payable in such coin or currency of the United States of America as at the time of payment is legal tender, to the persons in whose names the applicable Debenture is duly registered on the Debenture Register (each, a "HOLDER," collectively, the "HOLDERS") on the tenth day prior to the applicable Interest Payment Date and at the address last appearing on the Debenture Register as designated in writing by such Holder thereof from time to time; provided, however, that, in lieu of paying such interest in coin or currency, the Company may, at its option, in full or in part, pay interest on the Debentures on any Interest Payment Date by increasing the Debentures by the amount of such interest such that the sum of (i) the amount of such increase in the principal amount and (ii) the amount of cash interest paid in part, if any, is equal to the amount of the cash interest which would otherwise be paid on such Interest Payment Date if such interest were paid entirely in cash. Any such increase in the principal amount (plus


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
the amount of cash interest, if any, paid together therewith) shall constitute full payment of such interest. When any interest is added to the principal amount, such interest shall, for all purposes of the Debenture, be deemed to be part of the principal amount for purposes of determining interest thereafter payable hereunder and amounts thereafter convertible into Common Stock hereunder, and all references herein to the principal amount shall mean the principal amount, as adjusted pursuant to these provisions.

            (c) If the Company shall elect to pay any part of an interest payment by increasing the principal amount as described in Paragraph 2(b), the Company will provide notice setting forth the new principal amount to each Holder (an "INTEREST NOTICE") on or prior to the applicable Interest Payment Date.

            (d) If the interest due hereunder is not paid or the Interest Notice is not delivered to each Holder within ten (10) calendar days after the applicable Interest Payment Date, the Company shall no longer have the right to choose the method by which interest is to be paid, and each Holder may elect either a cash interest payment or interest payable by increasing the principal amount.

            (e) Except as specifically provided herein, an election by the Company to pay interest, in full or in part, in cash on any Interest Payment Date shall not preclude the Company from electing any other available alternative in respect of all or any portion of any subsequent interest payment.

            (f) So long as any Debentures are outstanding, no dividends, including, without limitation, dividends or distributions paid in shares of, or options, warrants or rights to subscribe for, or purchase shares of, equity securities of the Company (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise), including Common Stock or any debt securities on a parity with the Debentures (whether with respect to dividends or upon liquidation, dissolution or winding up) (collectively, the "PARITY SECURITIES"), shall be declared or paid or set apart for payment or other distribution upon the equity securities or the Parity Securities, nor shall any equity securities or Parity Securities be redeemed, purchased or otherwise acquired for any consideration (or any monies to be paid to, or made available for, a sinking fund for the redemption of any shares of any such stock) by the Company, directly or indirectly (except by conversion to, or exchange for, equity securities or Parity Securities, respectively), unless, in each case, (i) the full cumulative interest on all outstanding Debentures have been paid or (ii) otherwise consented to by the Holders of not less than two-thirds (2/3) of the then outstanding aggregate principal amount of Debentures; provided, however, the restrictions set forth in this Paragraph 1(f) shall not apply to dividends payable in shares of Common Stock.

            3. Rank.

                  (a) Without the prior express written consent of the Holders of not less than two-thirds (2/3) of the then outstanding aggregate principal amount of Debentures; the Company shall not hereafter (i) issue any Debentures,
(ii) authorize or issue any debt securities


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
of senior rank to the Debentures in respect of dividend rights or priority of payment, (iii) authorize or issue any Parity Securities with terms and conditions more favorable than the terms herein, or (iv) authorize or make any amendment to the Company's Certificate of Incorporation or By-laws, which would materially and adversely affect the rights or relative priority of the Holders of the Debentures relative to the holders of Parity Securities or the holders of any other class of capital stock.

                  (b) In the event of the merger, consolidation or other business combination of the Company with or into another corporation, the Debentures shall maintain their relative powers provided for herein and no merger, consolidation or other business combination shall result inconsistent therewith.

            4. Transfers. The Debentures have been issued subject to investment representations of the original purchaser of such Debentures and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "ACT"), and applicable state securities laws. Prior to due presentment for transfer of each Debenture, the Company may treat the Holder as the owner thereof for the purpose of receiving payments as herein provided and all other purposes, and the Company shall not be affected by notice to the contrary.

            5. Definitions. For purposes hereof the following definitions shall apply:

            "AGGREGATE PRINCIPAL AMOUNT" shall mean with respect to the Debentures, the sum of (a) the principal amount thereof, plus (b) accumulated but unpaid interest thereon (whether or not earned or declared).

            "CLOSING PRICE" shall mean the price of one share of Common Stock determined as follows:

                  (a) If the Common Stock is listed on the Nasdaq National Market or The Nasdaq SmallCap Market (collectively, "NASDAQ"), the closing bid price, as reported by Bloomberg, L.P. on the date of valuation (or, if there is no closing bid price for such date, the most recent previous closing bid price);

                  (b) If the Common Stock is listed on a national securities exchange, the last reported closing bid price on such exchange on the date of valuation (or, if there is no last reported closing bid price on that date, the most recent previous closing bid price);

                  (c) If neither (a) nor (b) apply, but the Common Stock is quoted in the over-the-counter market on the pink sheets or bulletin board, the closing bid price on the date of valuation; and

                  (d) If none of clause (a), (b) or (c) above applies, the market value as determined by a nationally recognized investment banking firm or other nationally recognized financial advisor retained in good faith by the Board of Directors of the Company for such purpose, taking into consideration among other factors, the earnings history, book value and prospects for the Company, and the prices at which shares or Common Stock recently have been traded. Such determination shall be conclusive and binding on all persons.

            "COMMON STOCK" shall mean the common stock, no par value, of the Company.

            "CONVERSION PRICE" shall mean an amount that is equal to the lesser of (a) the Fixed Conversion Price or (b) the Floating Conversion Price, unless otherwise specified herein.

            "CONVERSION RATE" shall mean the number of shares of Common Stock issuable upon conversion of each $1,000 Aggregate Principal Amount of the Debentures as to such aggregate principal amount of Debentures as of the Holder Conversion Date (as defined in Paragraph 8):

                           Aggregate Principal Amount
                           --------------------------
                                Conversion Price

            "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

            "FIXED CONVERSION PRICE" shall initially mean the amount of $3.06. On each anniversary of the Issuance Date (the "ANNIVERSARY DATE") the Fixed Conversion Price will be adjusted to equal the lesser of either: (i) the Fixed Conversion Price, as measured on the previous Anniversary Date (or, for the first Anniversary Date, the amount of $3.06) or (ii) the amount of 120% of the average of the Closing Price during the 20 days prior to the current Anniversary Date; provided, however, that if the Company offers, sells, contracts to sell or otherwise issues or agrees to issue any convertible debt or convertible equity securities of the Company, in a private placement transaction (other than pursuant to any existing stock or option or similar existing equity-based compensation plan for employees, officers, directors or consultants), with a maximum conversion price per share of Common Stock of an amount less than the Fixed Conversion Price, then the "Fixed Conversion Price" shall mean such lower conversion price for the Debentures not yet converted. The Fixed Conversion Price shall also be subject to adjustment from time to time ratably for any events set forth in Paragraph 10 hereof.

            "FLOATING CONVERSION PRICE" shall mean the average of the five (5) lowest Closing Prices during the Valuation Period.

            "HIGH TRADE PRICE" shall mean the highest trade price, as reported by Bloomberg, L.P. on the date of valuation.

            "ISSUANCE DATE" shall mean the initial date of issuance of the Debentures.

            "PERSON" means and includes an individual, a partnership, a joint venture, a corporation, a company, a trust, an unincorporated organization and a government or any department or agency thereof.

            "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement, dated as of the Issuance Date, by and between the Company and the purchasers named therein.

            "REGISTRATION STATEMENT" shall mean the registration statement(s) filed by the Company with the SEC to register the shares of Common Stock issuable upon conversion of the Debentures and the Warrants.

            "SEC" shall mean the Securities and Exchange Commission and any successor entity thereto.

            "TRIGGERING EVENT" means the occurrence of any of the following events:

                  (a) the Common Stock is either delisted or suspended from trading on NASDAQ, The New York Stock Exchange, Inc. or The American Stock Exchange, Inc. for a period of five (5) consecutive trading days, for a period of thirty (30) non-consecutive trading days within the last twelve (12) months, or any such delisting or suspension is threatened in writing or pending (excluding disruptions from business announcements that result in any halt(s) in trading of not more than one day on each occasion and other than as a result of the suspension of trading in securities on such market in general), provided, however, that if such delisting or suspension is only threatened, the Company shall have thirty (30) days to cure the threatened delisting or suspension; or

                  (b) any money judgment (including any arbitration award, but only if reduced to a judgment, but excluding any arbitration award rewarded in respect of such proceedings commenced pursuant to Paragraphs 5A(d) and 8(h)), writ or warrant of attachment, or similar process in excess of Two Hundred and Fifty Thousand Dollars ($250,000) in the aggregate shall be entered or filed against the Company, its subsidiaries or any of their properties or other assets and which shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than ten (10) days prior to the date of any proposed sale thereunder; or

                  (c) the Company fails, as of the date of the Company's next shareholders' meeting, to obtain shareholder approval of an increase in its authorized capitalization to 25,000,000 shares of Common Stock; or

                  (d) any breach by the Company pursuant to Section 5.15 of the Subscription Agreement.

            "VALUATION PERIOD" shall mean the thirty-five (35) trading days immediately preceding, but not including, the Holder Conversion Date (as defined herein), subject to adjustment from time to time ratably for any events set forth in Paragraph 10 hereof that occur during such thirty-five (35) trading day period.

            6. Paragraph 6 Transactions. (a) If at any time (i) there occurs any merger, consolidation or other business combination of the Company, with or into any other corporation, entity or person (whether or not the Company is the surviving corporation) or there occurs any other corporate reorganization or transaction or series of related transactions, and as a result thereof the shareholders of the Company pursuant to such merger, consolidation, reorganization or other transaction own in the aggregate less than 50% of the voting power and common equity of the ultimate parent corporation or other entity surviving or resulting from such merger, consolidation, reorganization or other transaction, (ii) the Company transfers all or substantially all of the Company's assets to another corporation or other entity or person, or (iii) a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock (each of the foregoing items (i) to (iii), a "PARAGRAPH 6 TRANSACTION"), then the Holders of the Debentures then outstanding may participate in any such transaction as a class with the common stockholders on the same basis as if the Debentures had been converted one day prior to the announcement date (or record date for such distribution, dividend or offer) of such transaction.

                  (b) At the option of each Holder, the Company shall redeem all or any portion of such Holder's Debentures effective as of the effective date of a Paragraph 6 Transaction, and the Holder shall be entitled to receive a redemption price per $1,000 principal amount of Debentures being redeemed equal to 130% of the aggregate value of the Debentures. Each Holder shall be entitled to make an election for redemption at any time up to five (5) days prior to the effective date of any Paragraph 6 Transaction; provided, however, at the discretion of such Holder, such Holder may, at any time, elect to convert its Debentures into fully paid, validly issued and nonassessable shares of Common Stock in accordance with the terms of Paragraph 8 hereof, for such number of shares of Common Stock as determined by the application of the Conversion Rate so long as the Company has not redeemed such Debentures.

            7. Redemption at the Option of the Company.

                  (a) To the extent the Company shall have funds legally available for such redemption, the Company may, provided that the notice provisions set forth in this Paragraph 7 hereof have been complied with, redeem, at its option, the Debentures, at any time after the Issuance Date, in whole or in part, at a redemption price per $1,000 Aggregate Principal Amount of Debentures equal to the lesser of: (i) the sum of (A) 118% of the Aggregate Principal Amount of the Debentures and, (B) an additional 1% of the Aggregate Principal Amount of the Debentures for each month since the Issuance Date; or
(ii) the sum of (A) 130% of the Aggregate Principal Amount of the Debentures.

                  (b) Notice of the Company's intention to redeem the Debentures pursuant to this Paragraph 7 shall be given not less than thirty (30) days prior to the date of redemption by first class mail, postage prepaid, to the Holders. Each such notice shall state: (i) a redemption date (each, a "REDEMPTION DATE");
(ii) the place or places where the certificates representing the Debentures are to be surrendered for payment of the redemption price; and (iii) the redemption price and the calculation of such price (the "COMPANY REDEMPTION NOTICE").


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
                  (c) After a Company Redemption Notice is given pursuant to Paragraph 7(b), upon surrender in accordance with such notice of Debentures, such Debentures shall be redeemed by the Company at the redemption price.

            8. Conversion at the Option of the Holder. Subject to the limitations of Paragraph 15, the Holder shall have the following conversion rights:

                  (a) Holder's Right to Convert. Debentures shall be convertible at any time on or after the Issuance Date, in whole or in part, at the option of the Holder thereof, into fully paid, validly issued and nonassessable shares of Common Stock in accordance with the terms herein for such number of shares of Common Stock as determined by the application of the Conversion Rate.

                  (b) Mechanics of Conversion. In order to convert any Debentures (in whole or in part) into full shares of Common Stock, the applicable Holder shall surrender to the Transfer Agent the certificate(s) representing the Debentures to be converted, by either overnight courier or two-day courier, to the principal office of the Transfer Agent, and shall give written notice in the form of Exhibit 2 (the "CONVERSION NOTICE") by facsimile (with the original of such notice forwarded with the foregoing courier) to both the Transfer Agent and the Company at such office to the effect that such Holder elects to have converted principal amount of Debentures (plus accumulated but unpaid interest thereon) specified therein (such notice and election shall be irrevocable by the Holder); provided, however, that the Company shall not be obligated to issue certificate(s) evidencing shares of Common Stock issuable upon such conversion unless either the certificate(s) evidencing the Debentures being converted is delivered to the Company as provided above, or if the Holder notifies the Company that such certificate(s) has been lost, stolen or destroyed, such Holder follows such procedures as are set forth in Paragraph 19. If less than all of the principal amount represented by such certificate or certificates is to be converted, the Company shall issue and deliver to or on the order of the Holder thereof, at the expense of the Company, a new certificate or certificates representing the unconverted principal amount, to the same extent as if the certificate theretofore representing such unconverted principal amount had not been surrendered on conversion. The effective date of conversion (the "HOLDER CONVERSION DATE") shall be deemed to be the date on which the Company receives by facsimile the Conversion Notice.

                  (c) The Company shall use its best efforts to issue and deliver within three (3) business days after receipt by the Company of such certificate(s) evidencing the Debentures being converted, to such Holder, or to its designee, certificates for the number of shares of Common Stock to which such Holder shall be entitled hereunder or, if requested by the Holder, issue such shares in electronic format (i.e., DWAC), together with a certificate, certified by an appropriate officer of the Company, setting forth the calculation of the Conversion Rate and, if appropriate, a certificate evidencing the principal amount of Debentures covered by the submitted for conversion. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of

Common Stock on the Holder Conversion Date.

                  (d) Each certificate representing Debentures surrendered to the Company for conversion pursuant to this Paragraph 8 shall, on the Holder Conversion Date and subject to issuance of the shares of Common Stock issuable upon conversion thereof, be canceled and retired by the Company. Upon issuance of the shares of Common Stock issuable upon conversion of the Debentures pursuant to this Paragraph 8, the Debentures formerly represented thereby shall be deemed to be canceled and shall no longer be considered to be issued and outstanding for any purpose, including without limitation, for purposes of accumulating interest thereon. Such principal amount outstanding shall be retired and shall not be subject to reissuance by the Company.

                  (e) Notwithstanding the foregoing, if upon receipt by the Company of a Conversion Notice it is determined that the Conversion Price on the Holder Conversion Date is less than $1.75 (the "FLOOR PRICE"), then the Company may, if written notice pursuant to Paragraph 8(f) had been previously delivered to the Holder, in lieu of issuing shares of Common Stock pursuant to this Paragraph 8, pay the Holder the "equivalent value" of the shares of Common Stock in United States Dollars (the "EQUIVALENT VALUE ELECTION"). "EQUIVALENT VALUE" for purposes of this paragraph 8 is defined as:

                 High Trade Price on the Holder Conversion Date
                 ----------------------------------------------
                                Conversion Price

                  (f) If at anytime, the Conversion Price is determined to be less than the Floor Price and the Company intends, if it were to receive Conversion Notice from any Holder, to exercise its Equivalent Value Election pursuant to Paragraph 8(e), the Company must provide the Holder one (1) day's written notice (the "FLOOR PRICE NOTICE") prior to making such an election. The Company will not be entitled to exercise its Equivalent Value Election unless Floor Price Notice was delivered to the Holder in a timely manner.

            9. Maturity.

                  (a) On the date that is the fifth anniversary of the Issuance Date, or such later date to which such date has been extended pursuant to Paragraph 10 hereof (the "MATURITY DATE"), the Company shall redeem all of the Debentures then outstanding at a redemption price per $1,000 Aggregate Principal Amount of Debentures equal to 110% of the Aggregate Principal Amount of the Debentures outstanding.

                  (b) Upon redemption of the outstanding Debentures, the Company shall give the Holders written notice of such redemption not less than ten (10) days prior to the Maturity Date, and such written notice shall specify (i) the Maturity Date, (ii) the place or places to which certificates representing the Debentures are to be surrendered for redemption, and (iii) the redemption price, which shall be equal to the aggregate value of the Debentures per $1,000 principal amount of Debentures as of the Maturity Date. In order to redeem any Debentures, the applicable Holder shall surrender the stock certificate(s) representing the Debentures called for redemption, by either overnight courier or two-day courier, to the place or places specified in the written notice of redemption, including the written notice in the form of Exhibit 1 herein, and the Company shall redeem such Debentures (plus any accumulated but unpaid interest thereon) on the Maturity Date; provided, however, that the Company shall not be obligated to pay the applicable redemption price unless either the certificate evidencing the Debentures being redeemed is delivered to the Company as provided above, or if the Holder notifies the Company that such certificate(s) has been lost, stolen or destroyed and follows such procedures as are set forth in Paragraph 19.

                  (d) Each certificate representing Debentures surrendered to the Company for redemption pursuant to this Paragraph 9 shall, on the Maturity Date and subject to payment or setting aside for payment of the redemption price payable upon redemption, be canceled and retired by the Company. Upon payment or setting aside for payment of the redemption price payable upon redemption of the Debentures pursuant to this Paragraph 9, the shares of Debentures formerly represented thereby shall be deemed to be canceled and shall no longer be considered to be issued and outstanding for any purpose, including without limitation, for purposes of accruing interest thereon.


            10. Stock Splits; Dividends; Adjustments; Reorganizations.

                  (a) Stock Splits and Combinations. The Company shall not effect any stock split, subdivision or combination with an effective date within thirty (30) trading days of the Maturity Date.

                  (b) Certain Dividends and Distributions. The Company shall not make, or fix a record date for the determination of holders of Common Stock or other securities entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, with an effective date within thirty (30) trading days of the Maturity Date.

                  (c) Adjustment for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Issuance Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then and in each such event, provision shall be made so that the Holders shall receive upon conversion of their Debentures pursuant to Paragraphs 8 hereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of such other securities of the Company to which a Holder on the relevant record or payment date, as applicable, of the number of shares of Common Stock so receivable upon conversion would have been entitled, plus any dividends or other distributions which would have been received with respect to such securities had such Holder thereafter, during the period from the date of such event to and including the Holder Conversion Date, retained such securities, subject to all other adjustments called for during such period under this Paragraph 10 with respect to the rights of the Holders. For purposes of this Paragraph 10(c), the number of shares of Common Stock so receivable upon conversion by the Holder shall be deemed to be that number which the Holder would have received upon conversion of the Debentures if the Holder Conversion Date had been the day preceding the date upon which the Company announced the making of such dividend or other distribution.

                  (d) Adjustment of Floating Conversion Price upon Issuance of Convertible Securities. If the Company in any manner issues or sells securities that are convertible into or exchangeable for Common Stock at a price which varies with the market price of the Common Stock (the formulation for such variable price being herein referred to as the "VARIABLE PRICE") and such Variable Price is not calculated using the same formula used to calculate the Floating Conversion Price in effect immediately prior to the time of such issue or sale, the Company shall provide written notice thereof via facsimile and overnight courier to each holder of the Debentures ("VARIABLE NOTICE") on the date of issuance of such convertible securities. If the holders of shares of Debentures representing at least two-thirds (2/3) of the outstanding principal amount of the Debentures then outstanding provide written notice via facsimile and overnight courier (the "VARIABLE PRICE ELECTION NOTICE") to the Company within five (5) business days of receiving a Variable Notice that such holders desire to replace the Floating Conversion Price then in effect with the Variable Price described in such Variable Notice, then from and after the date of the Company's receipt of the Variable Price Election Notice the Floating Conversion Price will automatically be replaced with the Variable Price (together with such modifications to this Form of Debenture as may be required to give full effect to the substitution of the Variable Price for the Floating Conversion Price). In the event that a holder delivers a Conversion Notice at any time after the Company's issuance of convertible securities with a Variable Price but before such holder's receipt of the Company's Variable Notice, then such holder shall have the option by written notice to the Company to rescind such Conversion Notice or to have the Conversion Price be equal to such Variable Price for the conversion effected by such Conversion Notice.

                  (e) Adjustment for Reclassification, Exchange and Substitution. In the event that at any time or from time to time after the Issuance Date, the Common Stock issuable upon the conversion of the Debentures is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or reorganization provided for elsewhere in this Paragraph 10 or a merger, consolidation or other business transaction provided for in Paragraph 6), then and in each such event each Holder shall thereafter have the right upon conversion to receive the kind and amount of shares of stock and other securities, cash and property receivable upon such recapitalization, reclassification or other change, by holders of the number of shares of Common Stock which the Holder of Debentures would have received had it converted such shares immediately prior to such recapitalization, reclassification or other change, at the Conversion Price then in effect (the kind, amount and price of such stock and other securities to be subject to adjustments as herein provided). Prior to the consummation of any recapitalization, reclassification or other change contemplated hereby, the Company will make appropriate provision (in form and substance satisfactory to the Holders of a majority of the Debentures then outstanding) to ensure that each of the Holders of the Debentures will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock otherwise acquirable and receivable upon the conversion of such Holder's Debentures, such shares of stock, securities or assets that would have been issued or payable in such recapitalization, reclassification or other change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the conversion of such Holder's Debentures had such recapitalization, reclassification or other change not taken place (without taking into account any limitations or restrictions on the timing or amount of conversions). In the event of such recapitalization, reclassification or other change, the formulae set forth herein for conversion and redemption shall be equitably adjusted to reflect such change in number of shares or, if shares of a new class of stock are issued, to reflect the market price of the class or classes of stock (applying the same factors used in determining the Conversion Price for shares of Common Stock) issued in connection with the above described events.

                  (f) Reorganization. If at any time or from time to time after the Issuance Date there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Paragraph 10) then, as a part of such reorganization, provisions shall be made so that the Holders shall thereafter be entitled to receive upon conversion of its Debentures the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled to receive had the holder of Debentures converted such shares immediately prior to such capital reorganization, at the Conversion Price then in effect. In any such case, appropriate adjustments shall be made in the application of the provisions of this Paragraph 10 with respect to the rights of the Holders after such capital reorganization to the extent that the provisions of this Paragraph 10 shall be applicable after that event and be as equivalent as may be practicable, including, by way of illustration and not limitation, by equitably adjusting the formulae set forth herein for conversion and redemption to reflect the market price of the securities or property (applying the same factors used in determining the Conversion Price for shares of Common Stock) issued in connection with the above described events.

                  (g) Certain Events. If any event occurs of the type contemplated by the provisions of this Paragraph 10 but not expressly provided for by such provisions, then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of the Debentures; provided, however, that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Paragraph 10.

                  (h) Dispute. In the event of a dispute between a Holder and the Company with respect to any of the adjustments required pursuant to the provisions of this Paragraph 10, such Holder shall be entitled to receive the number of shares of Common Stock as to which no dispute exists and, within sixty
(60) days of receipt of the Schedule of Computations (as defined below), to submit such dispute to the American Arbitration Association for resolution according to the then applicable rules thereof, which determination shall be final and binding on all parties. If it shall be determined that a Holder should have received additional shares of Common Stock or other securities upon such conversion (the "UNDELIVERED SHARES") then, within three (3) trading days of receipt of written notice of such determination, the Company shall issue to such

Holder that number of additional shares of Common Stock or other securities as shall have a value, based upon the then Conversion Price for shares of Common Stock, as shall equal the Undelivered Shares times the Conversion Price for shares of Common Stock on the date of conversion. The cost of such proceeding shall be shared 50% by the Holder involved in such dispute and 50% by the Company, except that the prevailing party, as determined by the arbitrator presiding over the arbitration, shall be entitled to recover reasonable attorney's fees, in addition to other costs and expenses and any other available remedy.

                  (i) Schedule of Computations. The Company shall provide written notice to the Holders of all adjustments pursuant to this Paragraph 10 shall be notified within three (3) trading days of the occurrence thereof and such notice shall be accompanied by a schedule setting forth a detailed calculation of such adjustments (the "SCHEDULE OF COMPUTATIONS"). If so requested by a Holder, the Company shall provide to such Holder within ten (10) trading days of its request therefor a certificate of concurrence to the Schedule of Computations by the independent certified public accountants of the Company. Any dispute between the Company and the Holders with respect to the matters set forth in such Schedule of Computations may at the option of the Holders be submitted to one of the national accounting firms currently known as the "big five" selected by the holders of a majority in interest of the principal amount of the Debentures then outstanding, provided, however, that the Company shall have ten (10) days after receipt of notice from such Holders of their selection of such firm to object thereto, in which case the holders of a majority in interest of the principal amount of Debentures then outstanding shall select another firm and the Company shall have no right of objection. The firm selected by the holders of a majority in interest of the principal amount of the Debentures then outstanding as provided in the preceding sentence shall be instructed to deliver a written opinion as to such matters to the Company and the Holders within thirty (30) days after submission to it of such dispute. Such opinion shall be final and binding on the parties hereto. The fees and expenses of such accounting firm shall be paid 50% by the Company and 50% by the Holders.

            11. Fractional Shares. No fractional shares of Common Stock or strip representing fractional shares of Common Stock shall be issuable hereunder. The number of shares of Common Stock that are issuable upon any conversion shall be rounded up or down to the nearest whole share.

            12. Reservation of Stock; Conversion Default.

                  (a) Reservation Requirement. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock such number of shares of Common Stock as shall be necessary for the purpose of effecting the conversion of Debentures, which shares shall be free of preemptive rights, for the purpose of enabling the Company to satisfy any obligation to issue shares of its Common Stock, or other securities, upon conversion of all Debentures pursuant hereto. The Company shall initially reserve a number of shares of Common Stock equal to two times the number of shares necessary to satisfy its obligations on conversion of the Debentures if all such shares were converted on the Issuance Date.

                  (b) Default. If the Company (i) notifies a Holder via facsimile or pursuant to a public disclosure, including, but not limited to a press release, that the Company cannot, or does not intend to, or (ii) fails to, issue shares of Common Stock registered for resale under the Registration Statement for any reason (a "CONVERSION DEFAULT"), including, without limitation, because the Company (x) is either (1) unable to have a Registration Statement declared effective by the SEC within 150 days of the Issuance Date, as provided for in Section 2 of the Registration Rights Agreement or (2) subject to a Triggering Event, as set forth in Paragraph 5 hereof, (y) does not have a sufficient number of shares of Common Stock or other securities authorized and available, or (z) is otherwise prohibited by applicable law or by the rules and regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or its securities, including without limitation the Exchange Cap (as defined in Paragraph 15), from issuing all of the Common Stock which is to be issued to a Holder, then the Company shall issue as many shares of Common Stock as it is able to issue in accordance with such Holder's Conversion Notice, and with respect to the unconverted principal amount of Debentures, notify the Holder of such failure (a "DEFAULT NOTICE") which notice shall indicate (I) the reason why the Company is unable to fully satisfy such holder's Conversion Notice, (II) the principal amount of Debentures which cannot be converted and (III) the applicable mandatory redemption price (as calculated pursuant to the terms below). Such Holder may, after receipt of such Default Notice or becoming aware of such Conversion Default, deliver written notice via facsimile to the Company ("REMEDIES NOTICE") of its election pursuant to this Paragraph 12.

                  (c) Each Holder pursuant to such Default Notice shall have the following options, at its election: (i) the right to demand from the Company immediate redemption of its Debentures in cash at 130% of the Aggregate Value;
(ii) if the Company's inability to fully convert Debentures is pursuant to Paragraph 12(b)(ii)(y) above, require the Company to issue restricted shares of Common Stock in accordance with such Holder's Conversion Notice; (iii) void its Conversion Notice and have returned the nonconverted Debentures that were to be converted pursuant to such Holder's Conversion Notice; or (iv) if the Company's inability to fully convert the Debentures is pursuant to the Exchange Cap described in Paragraph 12(b)(ii)(z), require the Company to use its best efforts to take all steps necessary in order to exceed such Exchange Cap; provided, however, the Holder may elect any of the other options set forth in this Paragraph 12(c) if the Company shall fail to be able to exceed such Exchange Cap within 45 days of the Company's receipt of the applicable Remedies Notice. Notwithstanding the foregoing, no Remedies Notice may be delivered by a Holder subsequent to receipt by such Holder of notice from the Company (sent by overnight or two-day courier with a copy sent by facsimile) of the availability of sufficient shares of Common Stock or other securities to perfect conversion (a "POST-DEFAULT CONVERSION") of all the Debentures; provided that such rights as set forth herein and election as set forth in the Remedies Notice shall be reinstated if the Company shall thereafter fail to perfect such Post-Default Conversion by delivery of Common Stock certificates or certificates representing other securities in accordance with the applicable provisions hereof and payment of all accumulated and unpaid interest in cash with respect thereto within five
(5) days of delivery of the notice of Post-Default Conversion.

                  (d) In addition to the foregoing, upon a Conversion Default, the interest rate on all of the Debentures (including Debentures for which a Conversion Notice has not yet been sent), shall for the period during which such Debentures have not been duly converted or redeemed as herein provided, be increased by 2.0% (i.e., from 6.0% to 8.0%) commencing on the first day of the thirty (30) day period (or part thereof) following a Conversion Default and an additional 1.0% commencing on the first day of each thirty (30) day period or periods (or part thereof) thereafter until such Debentures have been duly converted or redeemed as herein provided; provided, however, that if the Company's inability to fully convert Debentures is pursuant to Paragraph 12(b)(ii)(z) above, the Company shall have sixty (60) days to cure such default prior to giving rise to the right of the Holder to exercise remedies pursuant to this Paragraph 12, including, without limitation, the right to receive interest at the higher rate. Any such interest which is not paid when due shall accumulate interest until paid at the rate from time to time applicable to interest on the Debentures as to which the Conversion Default has occurred.

            13. Taxes. The Company shall pay any and all taxes attributable to the issuance and delivery of Common Stock or other securities upon conversion of the Debentures.

            14. Voting Rights. The Holders shall have no voting rights, except as required by law, including but not limited to the Connecticut General Corporation Law, and as expressly provided herein.

            15. Limitation on Number of Conversion Shares. (a) The Company shall not be obligated to issue upon conversion of the Debentures, in the aggregate, more than a number of shares of Common Stock equal to 19.99% of the number of shares of Common Stock outstanding on the Issuance Date (such amount to be proportionately and equitably adjusted from time to time in the event of stock splits, stock dividends, combinations, reverse stock splits, reclassification, capital reorganization and similar events relating to the Common Stock) (the "EXCHANGE CAP"), if issuance of a larger number of shares of Common Stock would constitute a breach of the Company's obligations under the rules or regulations of NASDAQ or any other principal securities exchange or market upon which the Common Stock is or becomes traded. The Exchange Cap shall be allocated among the Holders pro rata based on the total principal amount outstanding of the Debentures. Assuming the Company has not previously obtained (or attempted to obtain) Shareholder Approval (as defined below), then the Company shall issue to any Holder so requesting conversion of Debentures its pro rata portion of the Exchange Cap in the same ratio that the principal amount of Debentures held by any such Holder bears to the aggregate principal amount of Debentures then outstanding and, with respect to the aggregate principal amount of the Debentures that remains outstanding after such issuance (the "REMAINING PRINCIPAL AMOUNT"), the Company shall at the Holder's request, (x) as promptly as possible but in no event later than 60 days after such Conversion Date, convene a meeting of the holders of the Common Stock and use its best efforts to obtain the Shareholder Approval or a waiver of such approval from the appropriate exchange and (y) as promptly as possible from time to time, after a written request by the Holder, issue shares of Common Stock at a Conversion Price equal to the Closing Price on the trading day immediately preceding the date of such request for all or a portion of Remaining Principal Amount (plus any unpaid and accrued interest thereon) held by such Holder (whether or not subject to the Conversion Notice). "SHAREHOLDER APPROVAL" means the approval by a majority of the total votes cast on the proposal, in person or by proxy, at a meeting of the shareholders of the Company held in accordance with the Company's certificate of incorporation and by-laws, of the issuance by the Company of shares of Common Stock exceeding the Exchange Cap as a consequence of the conversion of the Debentures into Common Stock at a price less than the greater of the book or market value on the Issuance Date.


                  (b) Notwithstanding anything to the contrary contained herein, after giving effect to the issuance of Common Stock pursuant to each Conversion Notice, the total number of shares of Common Stock deemed beneficially owned by the Holder submitting such Conversion Notice (excluding shares that might otherwise be deemed beneficially owned by reason of the conversion right in the Debentures owned by such Holder), together with all shares of Common Stock deemed beneficially owned by such Holder's "affiliates" as defined in Rule 144 of the Securities Act, shall not exceed 4.99% of the total issued and outstanding shares of the Common Stock; provided, however, that the Holder may waive the restrictions of this Paragraph 15(b) upon written notice to the Company delivered sixty-one (61) days prior to the effective date of such waiver.

                  (c) Notwithstanding anything to the contrary contained herein, upon exercise of each Holder's conversion option, pursuant to Paragraph 8, each Holder may, for the first 30,000 shares of the Company's Common Stock traded on NASDAQ on the Holder Conversion Date, only convert Debentures into shares of Common Stock equal to 25% of the Company's trading volume on NASDAQ on the Holder Conversion Date. There are no conversion restrictions on the conversion of Debentures into shares of Common Stock after the first 30,000 shares of the Company's Common Stock traded on the Holder Conversion Date.

            16. No Reissuance of Debentures. No shares of Debentures acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued.

            17. No Impairment. The Company shall not intentionally take any action which would impair the rights and privileges of the Debentures set forth herein or the rights of the Holders thereof.

            18. Registration Suspension. In the event that at any time or from time to time any Registration Statement is suspended or trading in the Common Stock on NASDAQ is suspended for a period of time (excluding disruptions from business announcements that result in any halt(s) in trading of not more than one (1) day on each occasion) and other suspension of trading on such market in general (each, a "BLACKOUT PERIOD"), the Maturity Date hereunder shall, at the option of each Holder, be extended for a period equal to 1.5 times the number of days in such Blackout Period. Furthermore, additional provisions pertaining to the suspension of effectiveness of such registration statement set forth in Paragraph 5A of the Registration Rights

Agreement shall be applicable in the event of a Blackout Period, and such provisions as specifically incorporated by reference herein.

            19. Replacement Certificate. In the event that any Holder notifies the Company that a stock certificate evidencing Debentures has been lost, stolen, destroyed or mutilated, the Company shall issue a replacement stock certificate evidencing the Debentures identical in tenor and date (or if such certificate is being issued for shares not covered in a redemption or conversion, in the applicable tenor and date) to the original stock certificate evidencing the Debentures, provided that the Holder executes and delivers to the Company an affidavit of lost stock certificate and an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such Debenture certificate; provided, however, the Company shall not be obligated to re-issue replacement certificates if the Holder contemporaneously requests the Company to convert or redeem the full principal amount evidenced by such lost, stolen, destroyed or mutilated certificate.

            20. Notices. All notices to the holders of Debentures will be mailed to registered holders of Debentures at their registered addresses as the same shall appear in the Debenture Register on the day fifteen days prior to such mailing.

            21. Governing Law. The Debentures shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

            22. Countersignature and Registration. This Debenture shall not become valid or obligatory for any purpose until the certificate representing this Debenture shall have been duly executed by the Company and such signature attested to by an authorized Officer thereof.

            23. Warranty of the Company. The Company hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Debenture, and to constitute the same legal, valid and binding obligations of the Company enforceable in accordance with their terms, have been done and performed and have happened in due and strict compliance with all applicable laws.

            24. Descriptive Headings. The descriptive headings appearing herein are for convenience of reference only and shall not alter, limit or define the provisions hereof.

                           [SIGNATURE PAGES TO FOLLOW]

            IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by an officer thereunto duly authorized this 21st day of April, 1999.


                                    BIO-PLEXUS, INC.


                                    By: _______________________________
                                        Name:
                                        Title:

                                    EXHIBIT 1

                                REDEMPTION NOTICE

Reference is made to the Debenture to which this exhibit is appended (the "DEBENTURE CERTIFICATE") of Bio-Plexus, Inc., a Connecticut corporation (the "COMPANY"). In accordance with and pursuant to the Debentures, the undersigned hereby elects to have the Company redeem the principal amount of 6% Convertible Debentures due 2004 (the "DEBENTURE") of the Company, indicated below by tendering the certificate(s) representing the Debentures specified below as of the date specified below.

Date of Redemption:                          ___________________________________

Principal Amount of Debentures
to be redeemed:                              ___________________________________

Certificate no(s). of Debentures to be
redeemed:                                    ___________________________________

Please confirm the following information:

Redemption Price:                            ___________________________________

The undersigned holder hereby represents, warrants and reaffirms to the Company, as of the date hereof, the accuracy of the representations and warranties made by it in Article 2 of the Subscription Agreement dated April 21, 1999 executed by the undersigned and accepted by the Company.

Please issue any check drawn on an account of the Company into which the Debentures are being redeemed, and, if applicable, issue any Debentures, in the following name and to the following address:

Pay to:                                      ___________________________________
                                             ___________________________________
                                             ___________________________________
                                             ___________________________________

Facsimile Number:                            ___________________________________

Authorization:                               ___________________________________
                                             By: _______________________________
                                             Title: ____________________________

Dated:                                       ___________________________________

                                    EXHIBIT 2

                                CONVERSION NOTICE

Reference is made to the debenture certificate (the "DEBENTURE CERTIFICATE") of Bio-Plexus, Inc., a Connecticut corporation (the "COMPANY"). In accordance with and pursuant to the Debenture Certificate, the undersigned hereby elects to have the Company convert the principal amount of 6% Convertible Debentures due 2004 (the "DEBENTURES"), of the Company, indicated below into shares of Common Stock, no par value (the "COMMON STOCK"), of the Company, by tendering the certificate(s) representing the Debentures specified below as of the date specified below.


Date of Conversion:                          ___________________________________

Principal amount of Debentures to be redeemed: _________________________________

Certificate no(s). of Debentures to be converted: __________

Please confirm the following information:

Redemption Price:                            ___________________________________

Please issue the Common Stock and, if applicable, any check drawn on an account of the Company into which the Debentures are being converted in the following name and to the following address:

Issue to:                                    ___________________________________
                                             ___________________________________
                                             ___________________________________
                                             ___________________________________


Facsimile Number:                            ___________________________________

Authorization:                               ___________________________________
                                             By: _______________________________
                                             Title: ____________________________

Dated:                                       ___________________________________